                                                                      Exhibit 99

                                                                  CONFORMED COPY

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM T-1
                    STATEMENT OF ELIGIBILITY UNDER THE TRUST
                     INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                                SECTION 305(b)(2)

                                  HSBC BANK USA
               (Exact name of trustee as specified in its charter)

        New York                                               13-2774727
(Jurisdiction of incorporation                              (I.R.S. Employer
or organization if not a U.S.                               Identification No.)
     national bank)

      452 Fifth Avenue, New York, NY                              10018-2706
            (212) 525-5600                                        (Zip Code)
(Address of principal executive offices)

                             Warren L. Tischler, SVP
                                  HSBC Bank USA
                                452 Fifth Avenue
                          New York, New York 10018-2706
                               Tel: (212) 525-1311
            (Name, address and telephone number of agent for service)

                            REPTRON ELECTRONICS, INC.
               (Exact name of obligor as specified in its charter)

         Florida                                          32-2081116
 (State or other jurisdiction                          (I.R.S. Employer
 of incorporation or organization)                     Identification No.)

      13700 Reptron Boulevard
          Tampa, Florida                                 33626
 (Address of principal executive offices)              (Zip Code)


                       7.0% Senior Secured Notes due 2009
                         (Title of Indenture Securities)

                                                                         General

Item 1. General Information.


         Furnish the following information as to the trustee:

      (a) Name and address of each examining or supervisory authority to which it is subject.

         State of New York Banking Department.

         Federal Deposit Insurance Corporation, Washington, D.C.

         Board of Governors of the Federal Reserve System, Washington, D.C.

      (b) Whether it is authorized to exercise corporate trust powers.

         Yes.

Item 2. Affiliations with Obligor.


         If the obligor is an affiliate of the trustee, describe each such affiliation.

         None

Item 16. List of Exhibits

Exhibit

T1A(i)        (1)    Copy of the Organization Certificate of HSBC Bank USA.

T1A(ii)       (1)    Certificate of the State of New York Banking Department
                     dated December 31, 1993 as to the authority of HSBC Bank
                     USA to commence business as amended effective on March 29, 1999.

T1A(iii)             Not applicable.

T1A(iv)       (3)    Copy of the existing By-Laws of HSBC Bank USA as amended on
                     April 11, 2002.

T1A(v)               Not applicable.

T1A(vi)       (2)    Consent of HSBC Bank USA required by Section 321(b) of the
                     Trust Indenture Act of 1939.

T1A(vii)             Copy of the latest report of condition
                     of the trustee (September 30, 2003),
                     published pursuant to law or the
                     requirement of its supervisory or
                     examining authority.

T1A(viii)            Not applicable.

T1A(ix)              Not applicable.


      (1) Exhibits previously filed with the Securities and Exchange Commission with Registration No. 022-22429 and incorporated herein by reference thereto.

      (2) Exhibit previously filed with the Securities and Exchange Commission with Registration No. 33-53693 and incorporated herein by reference thereto.

      (3) Exhibit previously filed with the Securities and Exchange Commission with Registration No. 333-88532 and incorporated herein by reference thereto.

                                    SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, HSBC Bank USA, a banking corporation and trust company organized under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 27th day of January, 2004.

                                                    HSBC BANK USA


                                                    By:  /s/ Frank J. Godino
                                                       -------------------------
                                                         Frank J. Godino
                                                         Vice President

                                                               EXHIBIT T1A (VII)

                                                       Board of Governors of the
                                                       Federal Reserve System
                                                       OMB Number: 7100-0036
                                                       Federal Deposit Insurance
                                                       Corporation
                                                       OMB Number: 3064-0052
                                                       Office of the Comptroller
                                                       of the Currency
                                                       OMB Number: 1557-0081

FEDERAL FINANCIAL INSTITUTIONS EXAMINATION COUNCIL        Expires April 30, 2006


                                                Please refer to page i, Table of
                                                Contents, for the required
                                                disclosure of estimated burden.



CONSOLIDATED REPORTS OF CONDITION AND INCOME FOR
A BANK WITH DOMESTIC AND FOREIGN OFFICES -- FFIEC 031


REPORT AT THE CLOSE OF BUSINESS SEPTEMBER 30, 2003     (19980930)
                                                       ----------
                                                       (RCRI 9999)

This report is required by law; 12 U.S.C.Section324 (State member banks); 12 U.S.C.Section1817 (State nonmember banks); and 12 U.S.C. Section161 (National banks).

NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National Banks.

I, Joseph R. Simpson, Controller
   ------------------------------
   Name and Title of Officer Authorized to Sign Report

Of the named bank do hereby declare that these Reports of appropriate Federal regulatory authority and is true and Condition and Income (including the supporting schedules) have correct. been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and believe.

This report form is to be filed by banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or International Banking Facilities.

The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions.

We, the undersigned directors (trustees), attest to the correctness of this Report of Condition (including the supporting schedules) and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

            /s/ Joseph R. Simpson
----------------------------------------------
Signature of Officer Authorized to Sign Report

                 11/12/03
----------------------------------------------
              Date of Signature

             /s/ Sal H. Alfieri
----------------------------------------------
              Director (Trustee)

           /s/ Bernard J. Kennedy
----------------------------------------------
             Director (Trustee)

              /s/ Martin Glynn
----------------------------------------------
             Director (Trustee)

  SUBMISSION OF REPORTS

Each Bank must prepare its Reports of Condition and Income either:

(a) in electronic form and then file the computer data file directly with the banking agencies' collection agent, Electronic Data System Corporation
      (EDS), by modem or computer diskette; or

b) in hard-copy (paper) form and arrange for another party to convert the paper report to automated for. That party (if other than EDS) must transmit the bank's computer data file to EDS.

For electronic filing assistance, contact EDS Call report Services, 2150 N. Prospect Ave., Milwaukee, WI 53202, telephone (800) 255-1571.

To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach this signature page to the hard-copy f the completed report that the bank places in its files.


FDIC Certificate Number           0   0    5   8   9

                                    (RCRI 9030)
http://WWW.BANKING.US.HSBC.COM
Primary Internet Web Address of Bank (Home Page), if any (TEXT 4087)

(Example: www.examplebank.com)

HSBC Bank USA
Legal Title of Bank (TEXT 9010)

Buffalo
City (TEXT 9130)

N.Y.                                                      14203
State Abbrev. (TEXT 9200)                           ZIP Code (TEXT 9220)


  Board of Governors of the Federal Reserve System, Federal Deposit Insurance
             Corporation, Office of the Comptroller of the Currency

                                   REPORT OF CONDITION

Consolidated domestic subsidiaries

HSBC Bank USA                                                   of Buffalo
--------------                                                  ----------
 Name of Bank                                                      City

in the state of New York, at the close of business September 30, 2003

ASSETS
                                                                                                                Thousands of dollars
Cash and balances due from depository institutions:
 a.  Non-interest-bearing balances currency and coin                                                             $   2,350,034
 b.  Interest-bearing balances                                                                                       1,160,995
   Held-to-maturity securities                                                                                       4,213,089
   Available-for-sale securities                                                                                    14,211,802
   Federal funds sold and securities purchased under agreements to resell:
a. Federal funds sold in domestic offices                                                                              633,000
b. Securities purchased under agreements to resell                                                                   3,994,723
Loans and lease financing receivables:
   Loans and leases held for sale                                                                                $   2,653,585
   Loans and leases net of unearned income                                                      $ 42,180,013
   LESS: Allowance for loan and lease losses                                                         434,830
   Loans and lease, net of unearned income, allowance, and reserve                                               $  41,745,183
   Trading assets                                                                                                   11,522,909
   Premises and fixed assets                                                                                           673,337
Other real estate owned                                                                                                 11,310
Investments in unconsolidated subsidiaries                                                                             243,581
Customers' liability to this bank on acceptances outstanding                                                            80,310
Intangible assets: Goodwill                                                                                          2,211,273
Intangible assets: Other intangible assets                                                                             503,927
Other assets                                                                                                         3,948,333
Total assets                                                                                                        90,157,211


LIABILITIES

Deposits:
   In domestic offices                                                                                              42,764,284
   Non-interest-bearing                                                                            6,078,506
   Interest-bearing                                                                               36,685,778
In foreign offices                                                                                                  20,037,930

   Non-interest-bearing                                                                              417,850
   Interest-bearing                                                                               19,620,080

Federal funds purchased and securities sold under agreements to repurchase:

 a. Federal funds purchased in domestic offices                                                                         90,885
 b. Securities sold under agreements to repurchase                                                                     390,103

Trading Liabilities                                                                                                  8,070,149
Other borrowed money                                                                                                 5,316,355
Bank's liability on acceptances                                                                                         80,130
Subordinated notes and debentures                                                                                    1,549,223
Other liabilities                                                                                                    4,181,576
Total liabilities                                                                                                   82,480,605
Minority Interests in consolidated Subsidiaries                                                                            342
EQUITY CAPITAL

Perpetual preferred stock and related surplus                                                                                -
Common Stock                                                                                                           205,000
Surplus                                                                                                              6,420,202
Retained earnings                                                                                                      893,079
Accumulated other comprehensive income                                                                                 157,983
Other equity capital components                                                                                              -
Total equity capital                                                                                                 7,676,264
Total liabilities, minority interests and equity capital                                                            90,157,211